EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1999, relating to the financial statements and financial statement schedule which appear in Savoir Technology Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.


PricewaterhouseCoopers LLP
San Jose, CA
February 7, 2000